EXHIBIT 10.31


                                 PROMISSORY NOTE

$175,000

     1. FOR VALUE RECEIVED, the undersigned, Sal Visca (the "Borrower"), a Chief Technology Officer, residing at 4067 Shone Road, North Vancouver, British Columbia, V7G 2N4, PROMISES TO PAY to or to the order of Infowave Software, Inc., its successors and assigns (the "Lender") at its principal place of business at 4664 Lougheed Highway, Burnaby, British Columbia, V5C 6B7, or at such other place as the Lender may designate, on July 1, 2002 (or earlier as provided in section 2(a) below), the principal amount of one hundred and seventy-five thousand dollars ($175,000), in lawful money of Canada, together with interest thereon or on such part thereof as is from time to time outstanding after the Maturity Date, Default or judgment at the rate of 6.0% per annum.

     2. In this Promissory Note the following terms shall have the following meanings:

     (a) "Maturity Date" means the earlier of the date which is (i) July 31, 2003, (ii) the last day of the Borrower's active employment with the Lender in the event that the Borrower resigns his employment with the Lender, or (iii) the last day of the Borrower's employment with the Lender in the event that the Borrower's employment with the Lender is terminated either for cause or without cause.

     (b) "Default" means the Borrower failing to pay the principal amount outstanding hereunder on the Maturity Date.

     3. All amounts outstanding hereunder and not previously repaid shall become due and payable in full on the Maturity Date.

     4. In the event of Default, the unpaid balance of the principal shall, at the option of the Lender, forthwith become due and payable without notice or demand, and interest shall accrue thereon as hereinbefore provided.

     5. The Borrower hereby waives presentment and demand for payment, protest and notice of protest, and notice of dishonour and non-payment.

     6. The Borrower may prepay all or any part of the principal amount under this Promissory Note at any time or from time to time without notice, bonus or penalty.

     7. The Borrower acknowledges that pursuant to the credit obligation (as such term is used in section 22 of the Employment Standards Act, R.S.B.C. 1996,
c. 113) evidenced by this Promissory Note, the Lender may deduct the unpaid balance of the principal from any bonus payable to the Borrower on or after the Maturity Date.

     8. This Promissory Note shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.



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     9.   Any   provision   of  this   Promissory   Note  which  is  invalid  or
unenforceable  under  the  laws  of  British  Columbia  and the  laws of  Canada
applicable   therein  shall,   to  the  extent  such  provision  is  invalid  or
unenforceable, be deemed severable and shall not affect any other provision of this Promissory Note.

     DATED this ---- day of -------------------, 2001.


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Witness                                 Sal Visca